UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2006

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2006, Orchid Cellmark Inc. (the “Registrant”) entered into a severance agreement and general release (the “Separation Agreement”) with Dr. Paul J. Kelly. Dr. Kelly was terminated as the Registrant’s President and Chief Executive Officer effective March 8, 2006 (the “Separation Date”). The following description of the material terms of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Under the Separation Agreement, the Registrant will pay Dr. Kelly $31,250 per month for the period of six months from or after the effective date of the Separation Agreement, totaling $187,500. In addition, under the Separation Agreement, Dr. Kelly is entitled to elect to receive continuation health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) after the Separation Date. The Registrant will pay the premiums for the COBRA continuation of health coverage (less Dr. Kelly’s usual co-pay) for a period of up to six months.

Under the Separation Agreement, all unvested stock options granted to Dr. Kelly terminated on the Separation Date. Dr. Kelly will, however, have ninety (90) days from the Separation Date to exercise any stock options that were granted to him and which vested on or before the Sepration Date.

The Separation Agreement prohibits Dr. Kelly, for a period of one year after the Separation Date, from (a) soliciting, luring or hiring away, or attempting to solicit, lure or hire away any employees of the Registrant and (b) soliciting any customers or clients of the Registrant for a purpose that is competitive in any way with the business of the Registrant. In addition, under the Separation Agreement, both the Registrant and Dr. Kelly respectively waive rights to assert certain legal claims against the other.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Separation Agreement, the Employment Agreement by and between the Registrant and Dr. Kelly dated May 16, 2003, as amended (the “Employment Agreement”), was terminated. As described in Item 1.01 above, the Registrant has agreed to provide Dr. Kelly certain benefits pursuant to the Separation Agreement in connection with the termination of the Employment Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) On April 26, 2006 the Board of Directors of the Registrant extended the time in which Dr. George Poste, Chairman of the Board of Directors, will serve as the Registrant’s principal executive officer, until such time as the Registrant files its Quarterly Report on Form 10-Q for the first quarter of 2006 and amended Quarterly Reports on Form 10-Q for the second and third quarters of 2005, with the Securities and Exchange Commission. As a result, Mr. Thomas A. Bologna, President and Chief Executive Officer of the Registrant, will become the Registrant’s principal executive officer upon the filing by the Company of the last of the foregoing Quarterly Reports on Form 10-Q. The foregoing supplements the information with respect to the above individuals set forth in the Registrant’s Current Report on Form 8-K filed on March 9, 2006.

George H. Poste, DVM, Ph.D., 62, has served as a member of the Registrant’s Board of Directors since March 2000 and as chairman since 2002. He currently serves as Director of The Biodesign Institute at Arizona State University. He is also the Chief Executive Officer of Health Technology Networks, a consulting group specializing in the impact of genetics, computing and other advanced technologies on healthcare research and development and Internet-based systems for healthcare delivery. From 1992 to 1999, Dr. Poste was President of Research and Development, Chief Science and Technology Officer and a member of the Board of Directors of SmithKline Beecham PLC. Dr. Poste was a non-executive Chairman of diaDexus, LLC from 1997 to 2004, the joint venture in molecular diagnostics between SmithKline Beecham and Incyte Pharmaceuticals, and a non-executive Chairman of Structural GenomiX from 2000 to 2004. He serves on the Board of Directors of Molecular Profiling Institute, Exelixis and Monsanto Company. Dr. Poste received his degree in veterinary medicial and his Ph. D. in virology from the University of Bristol, England. He is a Board-certified pathologist and a Fellow of the Royal Society.

Thomas A. Bologna, 57, has been President, Chief Executive Officer and a director of the Registrant since April 2006. Mr. Bologna was Chief Executive Officer, President and a director of Quorex Pharmaceuticals, Inc. a pre-clinical stage anti-infective company from 2004 to 2005. Mr. Bologna was Chief Executive Officer, President, and a director of Ostex International, Inc. which developed, manufactured and marketed innovative products for the management of osteoporosis, from 1997 to 2003, and in 1999 he was also appointed Chairman of the Board. From 1996 to 1997, Mr. Bologna was a principal in Healthcare Venture Associates, a consulting firm. From 1994 to 1996, Mr. Bologna was Chief Executive Officer, President and a director of Scriptgen Pharmaceuticals, Inc., a biotechnology company with proprietary drug screening technology that developed orally active drugs to regulate gene expression, and from 1987 to 1994, Mr. Bologna was Chief Executive Officer, President and a director of Gen-Probe Incorporated, a biotechnology company commercializing genetic-probe-based technology for diagnostic and therapeutic applications, and in 1992 he was also appointed Chairman of the Board. Prior to Gen-Probe, Mr. Bologna held several senior level positions with Becton, Dickinson and Company and Warner-Lambert Company. At Becton, Dickinson and Company, he served as President of the Diagnostic Instrument Systems Division, President of the Johnston Laboratories Division, and Vice President and General Manager of the Hynson, Wescott & Dunning biotechnology unit. At Warner-Lambert Company, he served as a Vice President responsible for the marketing, sales and R&D functions, as well as the Asia/Pacific profit center for the Scientific Instrument Division. Mr. Bologna currently serves as a Board member of Cylex, Inc., a privately-held life science company that develops, manufactures and markets in vitro diagnostic products for the assessment of immunity, and Medical Device Group, Inc., a privately-held developer of medical products. Mr. Bologna received an M.B.A. and a B.S. from New York University.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Separation Agreement and Release by and between the Registrant and Paul J. Kelly dated as of April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Date: April 27, 2006	By:	/s/ Warren T. Meltzer
	Name:	Warren T. Meltzer
	Title:	Vice President—Law and
General Counsel